          Exhibit 24

LIMITED POWER OF ATTORNEY SECURITIES LAW COMPLIANCE

The undersigned, being a person or entity subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (the Act), due to or with respect to his, her or its ownership of securities of
Martha Stewart Living Omnimedia, Inc. (the Corporation),
hereby constitutes and appoints each of Daniel Taitz, Kenneth West,
Allison Jacques, Allison Hoffman and their respective designees, as his true and lawful attorney in fact and agent to complete and execute any and all forms or filings as such attorneys shall in their discretion determine to be required or advisable pursuant to the Act,
other state or federal laws, the rules and regulations
promulgated thereunder, or any successor laws and regulations, as a consequence of his ownership, acquisition
or disposition of securities of the Corporation, and to take all actions necessary in order to file such forms with the
Securities and Exchange Commission, any governmental office or agency, any securities exchange or national association, or any other person or agency as such attorney shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys in fact and agents shall do or cause to be done by virtue hereof.

The Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make
any filings with respect to his holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys in fact.

This Limited Power of Attorney is executed as of the date set forth below.

Signature:
/s/ Pierre deVillemejane

Name: Pierre deVillemejane

Date: July 10, 2013